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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 9, 2022 (the “Closing Date”), Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), completed the acquisition of a ground lease interest in land and a fee simple interest in improvements which constitute an 88,743 square-foot, single-tenant retail chain department store in Tucson, Arizona (the “Property”).  The Operating Partnership purchased the Property pursuant to a Purchase and Sale Agreement, dated January 19, 2022, between the Operating Partnership and NSHE Bassett, LLC, an Arizona limited liability company (the “Seller”), at a purchase price of approximately $7.3 million, excluding transaction costs. Seller is not affiliated with the Company or any of the Company’s affiliates.  The Operating Partnership funded the purchase price of the Property and related transaction costs using a portion of the proceeds from the Company’s initial public offering, which closed in September 2021, and the Loan (as discussed and defined below in Item 2.03).

The Property is 100% leased to Kohl's Department Stores, Inc., a Delaware corporation, pursuant to a double net lease between Seller, as landlord, and Kohl's Department Stores, Inc., as tenant, dated as of January 30, 2003, as amended from time to time (the “Lease”) whereby Kohl’s is responsible for operating expenses, real estate taxes, insurance, repairs, maintenance and capital expenditures (excluding certain roof repairs), in addition to base rent. The Lease has approximately eight years remaining on the least term. In connection with the acquisition of the Property, a single purpose limited liability company (the “SPE”) of which the Company owns 100% of the membership interests entered into an Assignment and Assumption of Lease and Security Deposits with the Seller, dated March 9, 2020, pursuant to which Seller assigned and the SPE assumed all of Seller’s rights and obligations under the Lease.

The following table provides certain information about the Property and the Lease:

Property Type	Property Location	Lease Expiration Date	Rentable Square Feet	Annualized Base Rent in 2022(1)	Tenant Renewal Options(2)
Retail	Tucson, Arizona	1/31/2030	88,743	$824,000	Seven, five-year renewal options

 ________________

(1)	Annualized base rent increases to approximately $864,630 on 2/1/2024 through the end of the initial term on 1/31/30.
(2)	Annualized base rent escalates with each successive renewal option commencing 2/1/2030.

The Property is subject to a ground lease, dated January 30, 2003, between Seller and October 23rd Group L.L.C., an Arizona limited liability company, as amended from time to time (the “Land Lease”). In connection with the acquisition of the Property, the SPE entered into an Assignment and Assumption of Underlying Lease and Security Deposits, dated March 9, 2020, pursuant to which Seller assigned and the SPE assumed all of Seller’s rights and obligations under the Land Lease. The current term of the Land Lease expires in 2029, with 11 available renewal options to extend the lease through 2084.  The Land Lease provides for annualized base rent of approximately $233,000 in 2022, which escalates to an annualized base rent of approximately $245,000 commencing February 1, 2024 through the remainder of the current term.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Operating Partnership partially financed the acquisition of the Property with its existing Master Credit Facility with American Momentum Bank (the “Lender”), dated October 26, 2021 (the “Credit Facility”).  In connection with the acquisition of the Property, the SPE entered into a loan agreement and related promissory note on the Closing Date for $3,650,000 pursuant to the Credit Facility (the “Loan”).  The Loan accrues interest at a variable rate equal to the Wall Street Journal Prime rate, adjusted monthly, subject to a floor interest rate of 3.25% per annum.  The Loan has an interest-only payment term for twenty-four months from the Closing Date and all interest and principal outstanding is due and payable in full on March 9, 2024.  The Loan permits full or partial prepayment without penalty.  The Loan is secured by the Property and the associated rental income.  Payment is guaranteed by the Operating Partnership and David Sobelman, the Company’s Chairman, President and Chief Executive Officer. The Loan also provides that as of December 31, 2022, and continuing on the same date of each year thereafter (each a “Calculation Date”), the SPE, as borrower, shall have achieved and maintain a debt service coverage ratio of not less than 1.50 to 1.00 over the remaining term of the Loan.  If, on any Calculation Date, the debt service coverage ratio is less than 1.50 to 1.00, the SPE shall be obligated to pay to the Lender, within ten (10) days after receipt of written notice thereof, a prepayment of principal in an amount such that after giving effect to such prepayment of principal and re-amortization of the Loan, the debt service coverage ratio shall once again be equal to or greater than 1.50 to 1.00.  The Loan also contains other customary affirmative covenants, negative covenants and events of default.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on March 11, 2022, announcing the completion of the acquisition of the Property. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(d) Exhibits

The exhibit filed as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Generation Income Properties, Inc., dated March 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: March 15, 2022	By:	/s/ Allison Davies
Allison Davies
Chief Financial Officer